UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

STRATOS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30869 (Commission File Number)	36-4360035 (IRS Employer Identification No.)

7444 West Wilson Avenue, Chicago, IL (Address of principal executive offices)	60706 (Zip Code)

Registrant’s telephone number, including area code: (708) 867-9600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item   5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On December 15, 2004, the registrant issued the press release attached as Exhibit 99.1, announcing that Philip A. (Andy) Harris had been elected as President and Chief Executive Officer of the Company. Mr. Harris was already a director of the registrant.

Item  9.01.    Financial Statements and Exhibits.

      (c) Exhibits.

        The following exhibits are furnished with this document:

Exhibit Number	Description of Exhibit
99.1	Press Release titled "Stratos International Names Harris CEO" dated December 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATOS INTERNATIONAL, INC. By: /s/ David A. Slack Name: David A. Slack Title: Chief Financial Officer and Executive Vice President
Date: December 21, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release titled "Stratos International Names Harris CEO" dated December 15, 2004.

Exhibit 99.1

Stratos International Announces Appointment of New Chief Executive Officer

CHICAGO, Dec. 16 /PRNewswire-FirstCall/ — Stratos International, Inc. (Nasdaq: STLW), a leading provider of optoelectronic, fiber optic, and radio frequency (RF) and microwave subsystems and components, today announced that Phillip A. (Andy) Harris has been elected President and Chief Executive Officer by the company’s Board of Directors.

Andy Harris has been a director of Stratos International since 2003. Mr. Harris was Executive Vice President of Sprint North Supply, a telecommunications equipment distributor from 1993 until his retirement in 2001. Mr. Harris was a member of the compensation committee and chaired the governance committee of the Company’s board of directors. He has relinquished those committee roles effective immediately but will remain on the board.

According to Reg Barrett, Chairman of the Board at Stratos, “Andy’s background and experience will be a major help in navigating Stratos International through the changing landscape of our technology markets. His understanding of the industry and our customers make him uniquely qualified to lead Stratos through its next chapter.”

“I feel greatly honored to have been asked to lead the firm during this challenging and exciting phase of its development,” said Harris. “This company has a long history of providing quality components that serve our customers in the telecom, military/aerospace and video markets. We are at an inflection point and we will push ourselves toward improvement and innovation.”

The Company’s former Chief Executive Officer, James McGinley, resigned as an officer and director of the Company in November 2004 in order to pursue other interests.

As previously announced, the board continues to explore various strategic alternatives to maximize shareholder value, including the possible sale of the Company. The Company has retained CIBC World Markets Corp. as its exclusive financial advisor. There is no assurance that a transaction will result involving the Company. In the meantime, the Company expects to continue operations as usual by seeking new business, developing new products and working with customers to maintain a high level of customer service.

ABOUT STRATOS INTERNATIONAL

Stratos International, Inc. is a leading designer, developer and manufacturer of active and passive optical, optoelectronic, RF and Microwave components, subsystems and interconnect products used in telecom, enterprise, military and video markets.

Stratos has a rich history of optical and mechanical packaging expertise and has been a pioneer in developing several optical devices using innovative form factors for telecom, datacom and harsh environments application. This expertise, coupled with several strategic acquisitions, has allowed the Company to amass a broad range of products and build a strong IP portfolio of more than 100 patents. The Company is a market leader in several niches including high margin specialty optical products such as RJ and low rider transceivers, Media Interface Adapters, flex circuits, as well as high performance RF and microwave coax and triax interconnect products. The Company currently serves more than 400 active customers in telecom, military and video markets.

This press release contains predictions and other forward-looking statements. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and we assume no obligation to update any such forward-looking statements. Forward-looking statements are subject to risks and uncertainties and actual results may differ materially from any future performance suggested. These factors include rapid technological change in the optical communications industry; fluctuations in operating results; the Company’s dependence on a few large customers; and competition. Other risk factors that may affect the Company’s performance are listed in the Company’s annual report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission.

For additional information contact Stratos International at 7444 W. Wilson Ave., Chicago, IL USA 60706-4549; Tel: 708.867.9600. Fax: 708.867.0996. Website: http://www.stratoslightwave.com .